UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

CytomX Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd
Suite 400
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 515-3185

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2024, Zhen Su, M.D., M.B.A., was appointed to the Board of Directors (the “Board”) of CytomX Therapeutics, Inc. (the “Company”), effective March 20, 2024, as a Class I director, with an initial term expiring at the Company’s 2025 annual meeting of stockholders, filling a vacancy.

Dr. Su will receive the Company’s standard non-employee director compensation. Upon appointment to the Board, Dr. Su will receive an option under the Company’s 2015 Equity Incentive Plan to purchase 76,000 shares of the Company’s common stock with an exercise price of the closing price of the Company’s common stock on March 20, 2024, the effective date of Dr. Su’s appointment. The option will vest and become exercisable as to 1/36th of the shares subject to the option on each monthly anniversary of the date of appointment to the Board, subject to Dr. Su’s continued service to the Company through each applicable vesting date.

In connection with Dr. Su’s appointment to the Board, the Company will enter into an indemnification agreement with Dr. Su in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders, which form was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 28, 2015.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Dr. Su had or will have a direct or indirect material interest. There are no arrangements or understandings between Dr. Su and the Company or any other persons pursuant to which Dr. Su was appointed as a director of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2024, the Board unanimously adopted Amended and Restated Bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective immediately, to, among other things, modernize and enhance certain disclosure and procedural requirements related to stockholder nominations of directors and submissions of stockholder proposals regarding other business at stockholder meetings, including removing the “acting in concert” provisions previously contained in the Company’s bylaws, as well as certain other clarifying, technical and conforming changes.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of CytomX Therapeutics, Inc., effective March 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: March 22, 2024	By:	/s/ Lloyd Rowland
Lloyd Rowland
SVP, General Counsel